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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 15 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported): July 17, 1998



                                  NETMED, INC.
             (Exact name of Registrant as specified in its charter)


         OHIO                         1-12529                  31-1282391
(State of incorporation      (Commission file number)       (I.R.S. Employer
   or organization)                                        Identification No.)


                     6189 MEMORIAL DRIVE, DUBLIN, OHIO 43017
          (Address of principal executive offices, including zip code)


                                 (614) 793-9356
              (Registrant's telephone number, including area code)

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ITEM 5.


                      NETMED EXCHANGE LISTING UNDER REVIEW


         On July 17, 1998, NetMed, Inc. announced that it has been advised by the American Stock Exchange that the company has fallen below certain of the Exchange's continued listing guidelines and that as a result the Exchange is reviewing the company's continued listing eligibility. The company plans to meet with representatives of the Exchange in August to present information in support of continued listing, but at this time is unable to predict what action will be taken by the Exchange with respect to the continued listing of the company's common shares.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this report which relate to other than strictly historical facts, including statements about the Company's plans and strategies, as well as management's expectations about new and existing products, technologies and opportunities, market growth, demand for and acceptance of new and existing products (including the PAPNET(R) Testing System and the OxyNet(R) oxygen concentration device), are forward looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but are not limited to, the Company's current reliance on a single product marketed under license from NSI, the corresponding dependence on NSI's patents and proprietary technology, government regulation, continuing losses from operations and negative cash flow, limited marketing and sales history, the impact of third party reimbursement decisions, the challenges of research and development of new products, and other risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The company undertakes no obligation to publicly update or revise any forward-looking statements.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Dublin, Ohio, on this 21st day of July, 1998.


                                         By: /s/ David J. Richards
                                            ------------------------------------
                                             David J. Richards, President